Exhibit 5.1
March 9, 2009
Delta Petroleum Corporation
370 17th Street, Suite 4300
Denver, Colorado 80202
Re:	Registration Statement on Form S-3 Relating to an Aggregate $300,000,000 Principal Amount of Securities

Ladies and Gentlemen:
     We have acted as counsel to Delta Petroleum Corporation, a Delaware corporation (“Delta”), Piper Petroleum Company, a Colorado corporation, Delta Exploration Company, Inc., a Colorado corporation, Castle Texas Exploration Limited Partnership, a Texas limited partnership, DPCA LLC, a Delaware limited liability company, Delta Pipeline, LLC, a Colorado limited liability company, and Delta Risk Management, LLC, a Colorado limited liability company, (collectively, the “Guarantors”), in connection with the registration by Delta and the Guarantors pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of an aggregate $300,000,000 principal amount of (i) senior debt securities of Delta (the “Senior Debt Securities”), (ii) subordinated debt securities of Delta (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”), (iii) shares of Delta common stock, par value $0.01 per share (the “Common Stock”), (iii) shares of Delta preferred stock, par value $0.01 per share (the “Preferred Stock”), (iv) warrants to purchase any of the Debt Securities, Common Stock or Preferred Stock (the “Warrants”), (v) guarantees of Debt Securities by the Guarantors (the “Guarantees”), (vi) rights to purchase common stock, preferred stock and/or Debt Securities (the “Rights”), (vii) depositary shares (the “Depositary Shares”), and (viii) units consisting of two or more of these classes or series of securities (the “Units”). The Debt Securities, Common Stock, Preferred Stock, Warrants, Guarantees, Rights, Depositary Shares, and Units are referred to collectively herein as the “Securities.”
     The Debt Securities will be issued from time to time either in whole or in part under one or more indentures (each, an “Indenture”), each of which will be between Delta and a trustee to be named in a supplement to the prospectus (the “Prospectus”) included in the Registration Statement, and, if applicable, one or more Guarantors as guarantors with respect to such Debt Securities. Any Guarantee of one or more series of Debt Securities will be issued pursuant to a supplement to the Indenture pursuant to which the corresponding Debt Securities are issued. The Warrants will be issued under one or more warrant agreements between Delta and a banking institution organized under the laws of the United States or one of the states thereof (each, a “Warrant Agreement”). The Rights will be issued under one or more rights agreements between Delta and a bank or trust company as rights agent (each, a “Rights Agreement”). The Depositary

Delta Petroleum Corporation
March 9, 2009

Shares will be issued under one or more deposit agreements between Delta and a bank or trust company as depositary (each, a “Depositary Agreement”).
     In addition, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of Delta and the Guarantors, and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.
     We have assumed for purposes of this opinion (i) the corporate power, authority and legal right of the trustees under the Indentures, the banking institutions under the Warrant Agreements, the rights agents under the Rights Agreements, and the banks or trust companies under the Depositary Agreements to execute, deliver and perform their obligations under the Indenture, Warrant Agreement, Rights Agreement, or Depositary Agreement, as applicable, that the performance of such obligations by any such trustee, banking institution, rights agent, bank, or trust company will not violate its charter or by-laws, or applicable organizational documents, and that the trustee, banking institution, rights agent, bank, or trust company has the legal ability to exercise their purported powers in the State of Colorado, and (ii) that the Indentures, Warrant Agreements, Rights Agreements, and Depositary Agreements will have been duly authorized, executed and delivered by the trustee, banking institution, rights agent, bank, or trust company at the time of issuance of the Debt Securities, Warrants, Rights, or Depositary Shares, as applicable.
     The opinions herein are limited to matters governed by the federal laws of the United States of America, the laws of the State of Colorado, and the Delaware General Corporation Law, including the provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. Except as expressly stated above, we express no opinion with respect to any other law of the state of Delaware or any other jurisdiction. To the extent that any of the Guarantors are incorporated under the laws of another jurisdiction, we have assumed the following: (i) that such Guarantor has been duly organized and is validly existing as an entity in good standing under the laws of its state of organization; (ii) that each of the Indenture and the Guarantees have been duly authorized by it, the Indenture has been duly executed by it and it has full corporate power and authority to enter into each of such agreements; and (iii) no consent, approval, authorization or order of any court or governmental agency or body of its state of incorporation is required of it for the consummation of the transactions contemplated by the Indenture or Guarantees.

Delta Petroleum Corporation
March 9, 2009

Based upon and subject to the foregoing, we are of the opinion that:
1.	The issuance and sale by Delta of an aggregate $300,000,000 principal amount of Securities, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of Delta.

2.	When:
a.	the Registration Statement and any amendments thereto have become effective under the Act;

b.	the applicable Indenture and the applicable trustee have been qualified under the Trust Indenture Act of 1939 and such Indenture has been duly executed and delivered by the parties thereto;

c.	the definitive terms of any Debt Securities and of their issue and sale have been duly established in conformity with the resolutions of the board of directors of Delta and the applicable Indentures so as not to violate any applicable law or agreement or instrument then binding on Delta;

d.	the Debt Securities have been duly executed, authenticated and delivered in accordance with the Indentures;

e.	the Debt Securities have been issued and sold as contemplated in the Registration Statement, the Prospectus and in the applicable supplement to the Prospectus;

f.	the issuance of Warrants and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related Warrant Agreement under which Warrants are to be delivered has been duly authorized, executed and delivered;

g.	the issuance of Rights and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related Rights Agreement under which Rights are to be delivered has been duly authorized, executed and delivered;

h.	the issuance of Depositary Shares and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related Depositary Agreement under which Depositary Shares are to be delivered has been duly authorized, executed and delivered;

i.	the issuance of Guarantees and approval of the final terms thereof have

Delta Petroleum Corporation
March 9, 2009

been duly authorized by appropriate corporate or entity action, and the Guarantees have been duly executed and delivered by the Guarantors party thereto;

j.	the issuance of the Common Stock has been duly authorized by appropriate corporate action and certificates evidencing such shares of Common Stock have been duly executed and delivered against payment of the authorized consideration therefor; and

k.	the issuance of the Preferred Stock has been duly authorized by appropriate corporate action and certificates evidencing such shares of Preferred Stock have been duly executed and delivered against payment of the authorized consideration therefor;
     then, subject to the final terms being in compliance with then applicable law, (i) the Debt Securities will constitute valid and legally binding obligations of Delta, entitled to the benefits of and subject to the terms of the applicable Indentures, (ii) the Warrants will constitute valid and legally binding obligations of Delta, entitled to the benefits of and subject to the terms of the applicable Warrant Agreements, (iii) the Rights will constitute valid and legally binding obligations of Delta, entitled to the benefits of and subject to the terms of the applicable Rights Agreements, (iv) the Depositary Shares will constitute valid and legally binding obligations of Delta, entitled to the benefits of and subject to the terms of the applicable Depositary Agreements, (v) the Guarantees will constitute valid and legally binding obligations of the Guarantors party thereto, entitled to the benefits of and subject to their terms and (iv) the Common Stock and Preferred Stock will be legally issued, fully paid and non-assessable shares of Common Stock and Preferred Stock, respectively, of Delta, provided that the consideration therefor is not less than the par value thereof.
     Insofar as this opinion relates to the validity, binding effect or enforceability of any agreement or obligation of Delta, it is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights generally and limited by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).
     We are expressing no opinion as to any obligations that parties other than Delta and the Guarantors may have under or in respect of the Securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

Delta Petroleum Corporation
March 9, 2009

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus as the counsel who will pass upon the validity of the Securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Davis Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP